Exhibit 99.3

Unaudited Pro Forma Combined Condensed Consolidated Financial Information

The following is the unaudited pro forma combined condensed consolidated financial information for MB Financial, Inc. (“MB Financial”) and Celtic Leasing Corp. (“Celtic”), giving effect to the acquisition of all of the outstanding stock of Celtic by MB Financial Bank, N.A. (“MB Financial Bank”), a wholly owned subsidiary of MB Financial.  The unaudited pro forma combined condensed consolidated balance sheet as of September 30, 2012 gives effect to the acquisition as if it occurred on that date.  The unaudited pro forma combined condensed consolidated statements of operations for the nine months ended September 30, 2012 and the year ended December 31, 2011 give effect to the acquisition as if it occurred on January 1, 2011.  The actual completion date of the acquisition was December 28, 2012.

MB Financial Bank paid $58.7 million in cash, and estimated contingent consideration related to the transaction which may be paid out at future dates.  This consideration is based on the performance of lease residual values which will be determined in future years over an earn-out period.  The amount of contingent consideration established at the purchase date may be revised and any adjustments to the purchase date estimate will flow through the income statement.

The acquisition will be accounted for under the purchase method of accounting.  Under the purchase method of accounting, the assets and liabilities of Celtic, as of the completion date of the acquisition, were recorded at their fair values and the excess of purchase price over the fair value of net assets was allocated to goodwill.  Financial statements of MB Financial issued after the consummation of the acquisition will reflect such values and will not be restated retroactively to reflect the historical financial position or results of operations of Celtic.  The operating results of Celtic will be reflected in MB Financial’s consolidated financial statements from and after the acquisition completion date.

The unaudited pro forma combined condensed consolidated financial information is based on, and should be read together with, the historical consolidated financial statements and related notes of MB Financial, contained in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 and its Annual Report on Form 10-K for the year ended December 31, 2011, and of Celtic, contained in this Form 8-K/A.

MB FINANCIAL, INC. AND CELTIC LEASING CORP.
UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET
As of September 30, 2012
(In thousands)

			Pro Forma
	MB Financial	Celtic	Adjustments		Pro Forma
ASSETS
Cash and cash equivalents	$ 456,627	$ 41,860	$ (58,657)	A	$ 439,830
Investment securities	2,368,476	669	-		2,369,145
Loans held for sale	7,221	-			7,221
Loans:
Total loans, excluding covered loans	5,128,683	17,879	13,280	B	5,159,842
Covered loans	496,162	-	-		496,162
Total loans	5,624,845	17,879	13,280		5,656,004
Less: Allowance for loan losses	121,182	-	-		121,182
Net loans	5,503,663	17,879	13,280		5,534,822
Goodwill	387,069	-	35,784	B	422,853
Other intangibles	25,735	-	5,028	B	30,763
Other assets	714,754	16,714	-		731,468
Total assets	$ 9,463,545	$ 77,122	$ (4,565)		$ 9,536,102
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest bearing	$ 2,011,542	$ -	$ -		$ 2,011,542
Interest bearing	5,467,805	-	-		5,467,805
Total deposits	7,479,347	-	-		7,479,347
Borrowings and junior subordinated notes	560,476	-	-		560,476
Accrued expenses and other liabilities	162,892	50,013	15,221	A	228,126
			7,523	B	7,523
Total liabilities	8,202,715	50,013	22,744		8,275,472
Stockholders' Equity
Common stock	550	527	(527)	C	550
Additional paid-in capital	731,679	40	(40)	C	731,679
Retained earnings	489,426	26,538	(26,738)	C	489,226
Accumulated other comprehensive income	40,985	4	(4)	C	40,985
Treasury stock	(3,304)	-			(3,304)
Controlling interest stockholders' equity	1,259,336	27,109	(27,309)		1,259,136
Noncontrolling interest	1,494	-	-		1,494
Total stockholders' equity	1,260,830	27,109	(27,309)		1,260,630
Total liabilities and stockholders' equity	$ 9,463,545	$ 77,122	$ (4,565)		$ 9,536,102

MB FINANCIAL, INC. AND CELTIC LEASING CORP.
UNAUDIED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2012
(In thousands, except share and per share data)

			Pro Forma
	MB Financial	Celtic	Adjustments		Pro Forma
Interest income:
Loans	$ 208,380	$ 1,664	$ (995)	D	$ 209,049
Investment securities:
Taxable	27,053	-	-		27,053
Nontaxable	21,624	-	-		21,624
Other interest earning accounts	639	-	-		639
Total interest income	257,696	1,664	(995)		258,365
Interest expense:
Deposits	24,192	-	-		24,192
Long-term borrowings and junior subordinated notes	10,232	-	-		10,232
Total interest expense	34,424	-	-		34,424
Net interest income	223,272	1,664	(995)		223,941
Provision for credit losses	(9,900)	-	-		(9,900)
Net interest income after provision for credit losses	233,172	1,664	(995)		233,841
Other income:
Capital markets and international banking fees	2,700	-	-		2,700
Commercial deposit and treasury management fees	17,541	-	-		17,541
Lease financing, net	23,963	19,001	(994)	D	41,970
Trust and asset management fees	13,367	-	-		13,367
Card fees	6,863	-	-		6,863
Loan service fees	3,409	-	-		3,409
Consumer and other deposit service fees	10,773	-	-		10,773
Brokerage fees	3,704	-	-		3,704
Net loss recognized on other real estate owned	(15,968)	-	-		(15,968)
Other operating income	8,962	-	-		8,962
Total other income	75,314	19,001	(994)		93,321
Other expense:
Salaries and employee benefits	122,658	6,042	-		128,700
Occupancy and equipment expense	27,032	377	-		27,409
Computer services and telecommunication expense	11,339	67	-		11,406
Advertising and marketing expense	6,021	129	-		6,150
Professional and legal expense	4,470	58	-		4,528
Other intangibles amortization expense	3,759	-	1,166	D	4,925
Prepayment fees on interest bearing liabilities	12,682	-	-		12,682
Other operating expenses	27,369	584	-		27,953
Total other expense	215,330	7,257	1,166		223,753
Income before income taxes	93,156	13,408	(3,155)		103,409
Income tax expense (benefit)	26,794	3,322	(1,342)		28,774
			2,041	E	2,041
Net income	$ 66,362	$ 10,086	$ (3,854)		$ 72,594
Dividends and discount accretion on preferred shares	3,269	-	-		3,269
Net income available to common stockholders	$ 63,093	$ 10,086	$ (3,854)		$ 69,325

Earnings per Share:
Basic	$ 1.16	$ -	$ -		$ 1.28
Diluted	1.16	-	-		1.27

Average Shares Outstanding:
Basic	54,226,241	-	-		54,226,241
Diluted	54,472,617	-	-		54,472,617

MB FINANCIAL, INC. AND CELTIC LEASING CORP.
UNAUDIED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2011
(In thousands, except share and per share data)

			Pro Forma
	MB Financial	Celtic	Adjustments		Pro Forma
Interest income:
Loans	$ 324,793	$ 2,805	$ (1,326)	D	$ 326,272
Investment securities:
Taxable	41,349	-	-		41,349
Nontaxable	17,265	-	-		17,265
Other interest earning accounts	1,153	-	-		1,153
Total interest income	384,560	2,805	(1,326)		386,039
Interest expense:
Deposits	44,881	-	-		44,881
Long-term borrowings and junior subordinated notes	14,406	-	-		14,406
Total interest expense	59,287	-	-		59,287
Net interest income	325,273	2,805	(1,326)		326,752
Provision for credit losses	120,750		-		120,750
Net interest income after provision for credit losses	204,523	2,805	(1,326)		206,002
Other income:
Capital markets and international banking fees	1,870	-	-		1,870
Commercial deposit and treasury management fees	23,559	-	-		23,559
Lease financing, net	26,939	19,219	(1,326)	D	44,832
Trust and asset management fees	17,324	-	-		17,324
Card fees	7,032	-	-		7,032
Loan service fees	6,355	-	-		6,355
Consumer and other deposit service fees	15,375	-	-		15,375
Brokerage fees	5,884	-	-		5,884
Accretion of FDIC indemnification asset	4,838	-	-		4,838
Net loss recognized on other real estate owned	(13,613)	-	-		(13,613)
Other operating income	13,543	-	-		13,543
Total other income	109,106	19,219	(1,326)		126,999
Other expense:
Salaries and employee benefits	153,858	9,724	-		163,582
Occupancy and equipment expense	35,467	515	-		35,982
Computer services and telecommunication expense	14,885	91	-		14,976
Advertising and marketing expense	7,038	173	-		7,211
Professional and legal expense	6,147	150	-		6,297
Other intangibles amortization expense	5,665	-	1,554	D	7,219
Other operating expenses	46,573	774	-		47,347
Total other expense	269,633	11,427	1,554		282,614
Income before income taxes	43,996	10,597	(4,206)		50,387
Income tax expense	5,268	4,324	(1,762)		7,830
Net income	$ 38,728	$ 6,273	$ (2,444)		$ 42,557
Dividends and discount accretion on preferred shares	10,414	-	-		10,414
Net income available to common stockholders	$ 28,314	$ 6,273	$ (2,444)		$ 32,143

Earnings per Share:
Basic	$ 0.52	$ -	$ -		$ 0.59
Diluted	0.52	-	-		0.59

Average Shares Outstanding:
Basic	54,057,158	-	-		54,057,158
Diluted	54,337,280	-	-		54,337,280

Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Statements

Note 1 – Basis of Presentation

The unaudited pro forma combined condensed consolidated financial information has been prepared under the purchase method of accounting.  The unaudited pro forma combined condensed consolidated statements of operations for the year ended December 31, 2011 and nine months ended September 30, 2012, are presented as if the acquisition occurred on January 1, 2011. The unaudited pro forma combined condensed consolidated balance sheet as of September 30, 2012 is presented as if the acquisition occurred as of that date. This information is not intended to reflect the actual results that would have been achieved had the acquisition actually occurred on those dates.

Certain historical data of Celtic has been reclassified on a pro forma basis to conform to MB Financial’s classifications. The unaudited pro forma combined condensed consolidated statements of operations are presented based on MB Financial’s fiscal year end which is December 31.  Celtic’s fiscal year end is June 30.  Celtic’s historical statements of operations were updated by adding subsequent interim period results to the most recent fiscal year end information and deducting the comparable preceding year interim period results.  Celtic’s unaudited historical statement of operations for the nine months ended September 30, 2012 was derived by adding the three months ended September 30, 2012 results to the year ended June 30, 2012 statement of operations and deducting the six months ended December 31, 2011 results. Celtic’s unaudited historical statement of operations for the year ended December 31, 2011 was derived by adding the six months ended December 31, 2011 results to the year ended June 30, 2011 statement of operations and deducting the six months ended December 31, 2010 results.

Note 2 – Purchase Price

The purchase price consists of $58.7 million paid in cash and estimated contingent consideration of $15.2 million related to the transaction which may be paid out at future dates (Adjustment Note A).  The purchase accounting entries are preliminary for lease loans, goodwill and other intangibles, as MB Financial continues to analyze the portfolios and the underlying risks and collateral values of the assets.  After the purchase accounting is finalized, the impact of any future changes to the amount of contingent consideration will be reflected in the statement of operations.

Note 3 – Allocation of Purchase Price of Celtic

Under purchase accounting, Celtic’s assets and liabilities and any identifiable intangible assets were required to be adjusted to their estimated fair values. The following are the pro forma adjustments made to record the transaction and to adjust Celtic’s assets and liabilities to their estimated fair values at September 30, 2012.

Purchase Price of Celtic (in thousands):
Cash to be paid	$ 58,657
Estimated contingent consideration	15,221
Total purchase price	$ 73,878

Historical net assets of Celtic as of September 30, 2012	$ 27,109
Fair market value adjustments as of September 30, 2012:
Lease loans (Adjustment Note B)	13,280
Goodwill (Adjustment Note B)	35,784
Other intangibles (Adjustment Note B)	5,028
Deferred taxes on purchase accounting adjustments	(7,323)
$ 73,878

Adjustment Note C in the adjustments to the pro forma combined condensed consolidated financial information represents the elimination of Celtic’s stockholders’ equity.

Note 4 – Acquisition Costs of Celtic

Estimated acquisition costs of approximately $200 thousand are not included in the pro forma combined condensed consolidated statements of operations as the costs were not yet reflected in the historical financial statements of MB Financial.  The acquisition costs are presented as an adjustment to other liabilities and as a reduction in retained earnings.

Note 5 – Pro Forma Condensed Combined Statements of Operations Adjustments

For purposes of determining the pro forma effect of the acquisition on the statements of operations, the following pro forma adjustments have been made as if the acquisition occurred as of January 1, 2011 and 2012 (in thousands):

	For the nine months ended	For the year ended
	September 30, 2012	December 31, 2011

Yield adjustment for income on lease loans (Adjustment Note D)	$ (995)	$ (1,326)
Adjustment for lease revenue (Adjustment Note D)	(994)	(1,326)
Amortization of core deposit intangible (Adjustment Note D)	(1,166)	(1,554)
Total adjustments	(3,155)	(4,206)
Tax effect on pro forma adjustments	(1,342)	(1,762)
Tax adjustment due to change in state apportionment
method (Adjustment Note E)	2,041	-
Total adjustments, net of tax	$ (3,854)	$ (2,444)

Taxes were adjusted for pro forma purposes at a 40% rate for all statements of operations adjustments.  Adjustment Note E in the adjustments to the pro forma combined condensed consolidated financial information represents the tax adjustment due to a change in Celtic’s state apportionment method for the nine months ended September 30, 2012.  This tax adjustment brings Celtic’s tax expense to a normal level relative to its income for the period.  In addition, for pro forma purposes, the fair market value adjustment on the lease loans and the other intangibles asset were assumed to have a weighted average useful life of eight years and six years, respectively, using the accelerated method amortization.